SERVICE AGREEMENT
                           FOR FIRM TRANSPORTATION SERVICE


               THIS AGREEMENT entered into this 12th day of December, 1991, by and between Florida Gas Transmission Company, a Corporation of the State of Delaware (herein called "Transporter"), and City Gas Company of Florida, (herein called "Shipper").

                              W I T N E S S E T H :

               WHEREAS, Shipper wishes to purchase firm natural gas transportation service from Transporter and Transporter wishes to provide firm natural gas transportation service to Shipper and

               WHEREAS, Shipper has completed and submitted to Transporter a valid request for firm transportation service ("Request"), and

               WHEREAS, in accordance with such Request, such service will be provided by Transporter for Shipper in accordance with the terms hereof.

               NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, Transporter and Shipper do covenant and agree as follows:

                                      ARTICLE I
                                     Definitions

               In addition to the definitions incorporated herein through Transporter's Rate Schedule FTS-2, the following terms when used herein shall have the meanings set forth below:

               1.1 The term "Gas" shall mean pipeline quality natural gas which complies with the quality provisions set forth in the General Terms and Conditions of Transporter's effective FERC Gas Tariff Volume No. 1, and includes gas remaining after processing thereof.

               1.2 The term "Rate Schedule FTS-2" shall mean Transporter's Rate Schedule FTS-2 as filed with the FERC as changed and adjusted from time to time by Transporter in accordance with
          Section 3.3 hereof or in compliance with any final FERC order affecting such rate schedule.

               1.3  The term "FERC" shall mean the Federal Energy
          Regulatory Commission or any successor regulatory agency or body, including the Congress, which has authority to regulate the rates and services of Transporter.


                                      ARTICLE II
                                       Quantity

               2.1 The Maximum Daily Transportation Quantity ("MDTQ") shall be set forth in Exhibit B attached hereto. The applicable MDTQ shall be the largest daily quantity of gas Shipper may tender for transportation in the aggregate to all Points of Receipt, exclusive of Transporter's Fuel if applicable, and receive at all Point(s) of Delivery as specified on Exhibits A and B hereto on any day.

               2.2 Shipper may tender natural gas for transportation to Transporter on any day, up to the MDTQ plus Transporter's Fuel. Transporter agrees to receive the aggregate of the quantities of natural gas that Shipper tenders for transportation at the Receipt Points, up to the maximum daily quantity specified for each such Point on Exhibit A hereto, and to transport and deliver to Shipper at each Delivery Point specified on Exhibit B, up to the maximum daily quantity specified for each such point on Exhibit B, the amount tendered by Shipper less Transporter's Fuel, if applicable (as provided in Rate Schedule FTS-2), provided, however, that Transporter shall never be required to transport and deliver on any day more than the MDTQ.

                                     ARTICLE III
                                    Rate Schedule

               3.1 Upon the commencement of service hereunder, Shipper shall pay Transporter, for all service rendered hereunder, the rates established under Transporter's Rate Schedule FTS-2 as filed with the FERC and as said Rate Schedule may hereafter be legally amended or superseded.

               3.2 This Agreement in all respects shall be and remain subject to the provisions of said Rate Schedule and of the applicable provisions of the General Terms and Conditions of Transporter on file with the FERC (as the same may hereafter be legally amended or superseded), all of which are made a part hereof by this reference.

               3.3. Transporter shall have the unilateral right to file with the appropriate regulatory authority and make changes authorized by such authority in (a) the rates and charges applicable to its Rate Schedule FTS-2, (b) Rate Schedule FTS-2 pursuant to which this service is rendered; provided, however, that the firm character of service shall not be subject to change hereunder, or (c) any provisions of the General Terms and Conditions applicable to Rate Schedule FTS-2. Transporter agrees that Shipper may protest or contest the aforementioned filings, or seek authorization from duly constituted regulatory authorities for Such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary in order to assure that the provisions in (a), (b), or (c) above are just and reasonable.

                                      ARTICLE IV
                                  Term of Agreement

               4.1 This Agreement shall be effective upon the "in-service date of the Phase III Facilities", which shall be deemed to be the first day of the month following the date on which


          Transporter gives notice to the Commission that the Phase III Facilities, as defined in Article X of this Agreement, are in-service, and shall continue in effect for a primary term (which shall not be less than a period of twenty years) of 20 years.

               4.2 Termination for Non-Payment. In the event Shipper fails to pay for service provided pursuant to this Agreement, Transporter, in addition to any other rights it may have, shall also have the right to suspend or terminate service as permitted by the applicable provision of the General Terms and Conditions to Transporter's FERC Gas Tariff.


                                      ARTICLE V
                           Point(s) of Receipt and Delivery
                             and Maximum Daily Quantities

               5.1 The Point(s) of Receipt and maximum daily quantity for each point(s), for all gas delivered by Shipper into Transporter's pipeline system under this Agreement shall be at the Point(s) of Receipt on Transporter's pipeline system as set forth in Exhibit A attached hereto.

               5.2 The Point(s) of Delivery and maximum daily quantity for each point(s) for all gas delivered by Transporter to Shipper, or for the account of Shipper, under this Agreement shall be at the Point(s) of Delivery as set forth in Exhibit B.

                                      ARTICLE VI
                                       Notices

               All notices, payments and communications with respect to this Agreement shall be in writing and sent to the addresses stated below or at any other such address as may hereafter be designated in writing:

               ADMINISTRATIVE MATTERS
               Transporter:   Florida Gas Transmission Company
                              P. 0. Box 1188
                              Houston, Texas 77251-1188
                              Attention:     Contract Management Department

               Shipper:       City Gas Company of Florida
                              955 E. 25th Street
                              Hialeah, FL 33013
                              Attention:  Jack Langer

                              cc:  Paul J. Prezorski
                                   Elizabethtown Gas Company
                                   One Elizabethtown Plaza
                                   Union, NJ  07083
                                   Fax: (908)289-1370

               PAYMENT BY WIRE TRANSFER

               Transporter:   Florida Gas Transmission Company
                              NCNB National Bank
                              Account No.    001658806
                              Charlotte, North Carolina


                                     ARTICLE VII
                                      Facilities

               Subsequent to commencement of service under this Agreement, Transporter shall not be obligated to, but may, at its sole discretion, construct or acquire new facilities, or expand existing facilities, in order to perform service under this Agreement. For purposes of this Agreement and Rate Schedule FTS-2, an expanded facility shall be deemed to be a new facility. If in Transporter's reasonable judgment it is necessary to construct or acquire new facilities, or to expand existing facilities, in order to enable Transporter to receive or deliver Shipper's MDTQ at the Point(s) of Receipt and Delivery, and Transporter determines as provided herein to construct, acquire, or expand such facilities, then Transporter shall notify Shipper of the additional cost required, and such facilities shall, subject to the receipt and acceptance by Transporter of any necessary authorizations, permits and approvals, be constructed, acquired or expanded to permit the receipt and delivery of gas as provided for herein. Shipper agrees to reimburse Transporter, promptly upon receipt of Transporter's invoices, for all costs and expenses incurred under this Article VII by Transporter for any pipeline and related facilities including but not limited to the cost of any tap, electronic measurement equipment or data communications equipment for new meters, and appurtenant equipment and materials, and overhead expenses. To the extent such reimbursement qualifies as a contribution in aid of construction under the Tax Reform Act of 1986, P.L. 99-514
          (1986), Shipper also shall reimburse Transporter for the income taxes incurred by Transporter as a direct result of such contribution in aid of construction by Shipper, as calculated pursuant to the Commission's order in Transwestern Pipeline Company, 45 FERC Paragraph 61,116 (1988). Transporter shall have title to and the exclusive right to operate and maintain all such facilities.

                                     ARTICLE VIII
                       Regulatory Authorizations and Approvals

               8.1 Transporter's obligation to provide service is conditioned upon receipt and acceptance of any necessary regulatory authorization that is acceptable in form and substance to Transporter to provide Firm Transportation Service to Shipper in accordance with the terms of Rate Schedule FTS-2, or any successor thereto which is substantially similar in form and content, and this Service Agreement. Shipper agrees to reimburse Transporter for all reporting and/or filing fees incurred by Transporter in providing service under this Service Agreement.

                                      ARTICLE IX
                                       Pressure

               9.1 The quantities of gas delivered or caused to be delivered by Shipper to Transporter hereunder shall be delivered into Transporter's pipeline system at a pressure sufficient to enter Transporter's system, but in no event shall such gas be delivered at a pressure exceeding the maximum authorized operating pressure or such other pressure as Transporter permits at the Point(s) of Receipt.


               9.2 Transporter shall have no obligation to provide compression and/or alter its system operations to effectuate deliveries at the Point(s) of Delivery hereunder.

                                      ARTICLE X
                                   Other Provisions

               10.1 No later than November 1, 1991, Shipper must demonstrate creditworthiness satisfactory to Transporter. In the event Shipper fails to establish creditworthiness by such date, Transporter has the option to terminate this Agreement at any time thereafter. For purposes of establishing and maintaining credit, Shipper shall provide Transporter with the information set forth in proposed section 23 of the General Terms and Conditions as filed in Transporter's rate proceeding in FERC Docket No. RP91-187, or any succeeding section that becomes effective on January 1, 1992.

               10.2 Service pursuant to this Agreement is expressly subject to the following conditions:

          (a) The issuance, and acceptance by Transporter, of all necessary authorizations from the FERC pursuant to the Natural Gas Act or Natural Gas Policy Act permitting Transporter to construct, own and operate the Phase III facilities as described in Transporter's certificate application, as it may be amended or supplemented from time to time, and to effectuate the proposed service hereunder (hereinafter "Phase III Facilities"). All such authorizations shall be in form and substance satisfactory to Transporter, and shall be final before the respective governmental authority and no longer subject to appeal or rehearing; provided, however, that Transporter may waive the condition that such authority be final and/or no longer subject to appeal or rehearing. Such authorization shall include approval of a capacity allocation methodology acceptable to Transporter in the event requests for service for the proposed Phase III Facilities exceed the availability of the expanded capacity which Transporter, in its sole discretion, is willing to build;

          (b) Receipt and acceptance by Transporter of all other approvals required to construct the Phase III Facilities including all necessary authorizations from federal, state, local, and/or municipal agencies or other governmental authorities. All such approvals shall be in form and substance satisfactory to Transporter, and shall be final before the respective governmental authority and no longer subject to appeal or rehearing; provided, however, that Transporter may waive the condition that such authority be final and/or no longer subject to appeal or rehearing.

          (c) The receipt of executed firm transportation service agreements from other shippers sufficient to economically justify construction of the Phase III Facilities, in Transporter's sole opinion.


          (d) The approval of rates by the Commission for transportation services provided on the Phase III Facilities that are acceptable to Transporter, in Transporter's sole opinion. Shipper agrees to support a levelized rate methodology for the Phase III Facilities in any proceeding before the Commission during the term of this Agreement.

          (e) Receipt by Transporter of all necessary right-of-way easements or permits in form and substance acceptable to Transporter;

          (f) Transporter obtaining financing to construct the Phase III Facilities that is satisfactory to transporter, in Transporter's sole opinion. Shipper agrees to provide reasonable cooperation in Transporter's effort to obtain financing;

          (g) Transporter's and Shipper's obligations hereunder shall be subject to the provisions of any final FERC order determining an allocation of capacity of Transporter's Phase III Facilities. However, in the event such allocation of capacity does not provide Shipper with the Annual MDTQs set forth in the Subscription Quantity Form, which is required to be completed and signed by Shipper and which is incorporated herein by reference, Shipper shall have the option to terminate this Agreement within fifteen (15) days of notice by Transporter of Shipper's allocation. If Shipper agrees to accept service for a lesser Annual amount, Transporter shall have the option to provide service at such lesser amount in the event all other conditions set forth in this Article X are satisfied. In the event such allocation of capacity does not provide Shipper with the Seasonal MDTQs set for in the Subscription Quantity Form, Shipper may, but shall not be obligated to, contract for such lesser Seasonal amount. However, Shipper shall still be obligated for the allocated Annual MDTQ in accordance with the provisions of this paragraph (g).

          (h) Shipper is obligated to reimburse Transporter for the construction of taps, meters, receipt and delivery point upgrades, construction of supply and delivery laterals not included in the description of the Phase III Facilities and any other construction necessary to receive gas into, and deliver gas from, Transporter's Phase III Facilities. To the extent such reimbursement qualifies as a contribution in aid of construction under the Tax Reform Act of 1986, P.L. 99-514 (1986), shipper also shall reimburse Transporter for the income taxes incurred by Transporter as a direct result of such contribution in aid of construction by Shipper, as calculated pursuant to the Commission's order in Transwestern Pipeline company, 45 FERC Paragraph 61,116 (1988). Transporter shall have title to and the exclusive right to operate and maintain all such facilities.

          (j) In the event that all requisite approvals necessary to effectuate the proposed service hereunder are not granted in satisfactory form on or before December 31, 1993, then at such time either party shall have the right to terminate this Agreement upon sixty days written notice; provided, however, that if such approvals are obtained prior to the expiration of the sixty day notice period, such notice shall be of no further force or effect and this Agreement shall continue in accordance with the terms herein.


          (k) Transporter agrees to make all reasonable efforts to obtain the necessary authorizations, financing service commitments and all other approvals necessary to effectuate service under this Agreement. Shipper agrees to exercise good faith in the performance of this Agreement by supporting Transporter's efforts to obtain all necessary authorizations, financing and other approvals necessary to effectuate service under this Agreement.

          (l) At any time prior to Transporter's acceptance of all authorizations necessary to construct the Phase III Facilities, Transporter retains the right to terminate this Agreement, and to withdraw any requests or applications for regulatory approvals, and to terminate this project, at any time Transporter determines in its sole discretion that the project is no longer economical to pursue.

               In the event the conditions set forth in this Article X are not satisfied, this Agreement shall be deemed null and void upon written notice by Transporter to Shipper.

                                      ARTICLE XI
                                    Miscellaneous

               11.1 This Agreement shall bind and benefit the successors and assigns of the respective parties hereto; provided, however, neither party shall assign this Agreement or any of its rights or obligations hereunder without first obtaining the written consent of the other party and any other regulatory authorizations deemed necessary by Transporter.

               11.2 No waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future defaults of a like or different character.

               11.3 This Agreement contains Exhibits A and B which are incorporated fully herein.

               11.4 This Agreement shall not be binding upon Transporter until executed by Transporter.

               11.5 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers effective as of the date first written above.

          TRANSPORTER                        SHIPPER
          FLORIDA GAS TRANSMISSION COMPANY   CITY GAS COMPANY OF FLORIDA

          By:    Peter E. Weidler            By:     Jack Langer
          Title: Vice President              Title:  President & CEO

          ATTEST:                            ATTEST:

          By:    James C. Dowden             By:     Alice Harris
          Title: VP - Throughput Management  Title:  Executive VP
          Date:  4/20/92                     Date:   December 12, 1991


                                      AMENDMENT
                        FIRM TRANSPORTATION SERVICE AGREEMENT
                                 RATE SCHEDULE FTS-2


               THIS AMENDMENT is entered into on the 12th day of November, 1993, between Florida Gas Transmission Company ("Transporter"), a Delaware corporation and City Gas Company of Florida, A Division of Elizabethtown Gas Company ("Shipper"), a New Jersey
          Corporation.

                                 W I T N E S S E T H

               WHEREAS, Transporter and Shipper are parties to two Firm Transportation Service Agreements dated December 12, 1991, for service under Rate Schedule FTS-2 of Transporter's F.E.R.C Gas Tariff (hereinafter referred to individually as "Contract No. 3607" and "Contract No. 3608" and collectively as "FTS-2 Service Agreements") and Shipper is a Phase III Shipper; and,

               WHEREAS, soleLy for administrative purposes, transporter and shipper desire to combine the rights, obligations, and liabilities, including the Maximum Daily Transportation
          Quantities, of the FTS-2 Service Agreements into one FTS-2 service agreement by cancelling Contract No. 3607 and revising Contract No. 3608 to include all rights, obligations, and liabilities previously covered by Contract No. 3607; and,

               WHEREAS, Transporter and shipper are parties to the Offer of Settlement filed on August 25, 1992, in Docket No. CP92-182, et.al., which represented the agreement between the parties resolving all non-environmental issues, including but not limited to, rate capacity, allocation of receipt point capacity, and terms and conditions of firm transportation service through Transporter's Phase III Expansion ("Settlement"); and,

               WHEREAS, the parties agreed, pursuant to paragraph 3 of Article (Negotiated Allocation of Risk Among FGT and The Signatory Parties) of the Stipulation and Agreement contained in the Settlement, to execute, within sixty (60)days of Transporter's acceptance of an order from the Federal energy Regulatory Commission ("Commission"), an amendment to the FTS-2 Service Agreements between Transporter and each Phase III Shipper that (i) incorporates the Rate Caps elected by such Phase III Shipper; and (ii) deletes any pre-existing termination rights of the Phase III Shipper under the FTS-2 Service agreements or any related agreements between Transporter and shipper; and,

               WHEREAS, On September 15, 1993, the Commission issued an order, satisfactory to transporter, in Docket No. CP92-182, et al., approving and accepting the Settlement without modification ("Order"); and,

               WHEREAS, Transporter accepted the certificate issued by the Order on October 14, 1993; and,

               WHEREAS, Transporter and Shipper desire to implement the amendment process agreed to in the Settlement, as approved by the Order.


               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Transporter and Shipper agree as follows:

          1. Section 3.1 of the FTS-2 Service Agreement is hereby deleted and replaced in its entirety with the following provisions:

               During the first twenty (20) years of service under this Agreement, Shipper shall pay Transporter the lower of (1) the rates established under Transporter's Rate Schedule FTS-2, as filed with and approved by the FERC and as said Rate Schedule may hereafter be legally amended or superseded, or
               (2) the Final Rate Cap as determined below:

                    (i) For the first two years of service, the Rate Cap shall be $0.80 per MMBtu.

                    (ii) Commencing on the third year of service and extending for a period of one year, the Rate Cap shall be $0.82 per MMBtu.

                    (iii) Commending on the fourth year of service and extending for a period of one year, the Rate Cap shall be $0.84 per MMBTU.

                    (iv) Commencing on the firth year of service and extending to the end of the eighth year of service, the Rate Cap shall be $0.86 per MMBTU.

                    (v) Commencing on the ninth year of service and extending to the end of the twentieth year of service, the Rate Cap shall be calculated as follows:

               On each Anniversary ("Anniversary Date"), the Final Rate Cap to be effective for the subsequent twelve-month period shall be determined as the sum of (a) seventy percent (70%) of the Rate Cap which was effective for the eighth year of service ("Base Rate Cap") and (b) thirty percent (30%) of the Base Rate Cap escalated (but not decreased) through use of the GDP Implicit Price Deflator (or any substitute index that the parties mutually agree to in writing) determined by multiplying thirty percent (30%) of the Base Rate Cap by a fraction, the numerator of which is the GDP Implicit Price Deflator for the last calendar quarter immediately preceding the Anniversary Date and the denominator of which is the GDP Implicit Price Deflator for the calendar quarter immediately preceding the first month of the eighth year of service.

               The Initial Base Rate Cap and all Final Rate Caps to be calculated hereunder are stated in nominal dollars and are 100 percent load factor rates, exclusive of all applicable surcharges and fuel. The Initial Base Rate Cap assumes the levelized rate methodology which Transporter filed for approval in the Offer of Settlement and Stipulation and Agreement of the parties in Docket No. CP92-182, et al., on August 25, 1992 ("Settlement").

               The Initial Base Rate Cap and any subsequent Rate Cap used in the calculation of a Final Rate Cap hereunder shall be adjusted for the impact of changes in State and Federal


               income tax rates by adding or subtracting from the applicable Rate Cap the difference between the applicable Commission approved rate and such rate as adjusted to include changes in State and/or Federal income tax rates utilizing the cost of service underlying such rate. In the event of changes in State and/or Federal income tax rates prior to the effectiveness of initial FTS-2 rates, the Rate Cap adjustment shall be determined by adding or subtracting the difference between the initial rates and the initial rates as recalculated to include the State and Federal income tax rates as included in the April 15, 1992 filing in Docket No. CP92-182-001.

               Rate Cap adjustments shall be implemented on the date of effectiveness of tariff sheets filed by Transporter incorporating changes in State and/or Federal income tax rates.

               The Initial Base Rate Cap is based on $23.5 million of pipeline rehabilitation costs allocated to the existing cost-of-service. In the event more than $23.5 million of rehabilitation costs are allocated to the existing cost-of-service, then the Initial Base Rate Cap and any subsequent Rate Cap used in the calculation of a Final Rate Cap shall be adjusted downward by $.0006 per every $1 million (or portion thereof) allocated to the existing cost-of-service over and above the $23.5 million. In the event less than $23.5 million of rehabilitation costs are allocated to the existing cost-of-service, then the Initial Base Rate Cap and any subsequent Rate Cap used in the calculation of a Final Rate Cap shall be adjusted upward by $.0006 per every $1 million (or portion thereof) less than the $23.5 million currently allocated to the Phase III cost-of-service.

               Shipper agrees that it shall not avail itself of any other Rate Cap that may be made available to it by the Commission.

          2. Section 10.2(g) of Article 10 (Other Provision) of the FTS-2 Service Agreements regarding Shipper's right to terminate in the event the Annual Maximum Daily Transportation Quantity allocation was less than the amount stated in Shipper's Subscription Quantity Form, is no longer applicable and shall be deleted in its entirety.

          3. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS NOTWITHSTANDING ANY CONFLICT OF LAW RULES WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

          4. Upon execution by both parties, this Agreement shall be deemed effective for all purposes as of the date of the FTS-2 Service Agreements.

          5. Transporter and shipper each represent and warrant to the other, as applicable, that it is either (i) a corporation duly organized and validly existing under the laws of the State of its incorporation and has the power and authority to execute, deliver, and carry out the terms and provisions of the FTS-2
          Service Agreements, as amended herein and in the Settlement; of
          (ii) has received all authorizations, consents, and approvals of


          governmental bodies, states or local agencies, committees, boards, or councils having jurisdiction, necessary to execute, deliver, and carry out the terms and provisions of the FTS-2 Service Agreements, as amended herein and in the Settlement.

          6. Upon execution of the revised Exhibits A and B attached hereto by both parties to reflect the transfer of Maximum Daily Transportation Quantity from Contract No. 3607 to Contract No. 3608, Contract No. 3607 will be terminated in its entirety effective as of the date of such contracts were executed and Contract No. 3609 shall remain in full force and effect, as amended herein and in the Settlement.

               IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date written above by their duly authorized officers and representatives.

               "Shipper"                              "Transporter"
          CITY GAS COMPANY OF FLORIDA,    FLORIDA GAS TRANSMISSION COMPANY
          A DIVISION OF ELIZABETHTOWN
          GAS COMPANY

          BY:  Jack Langer                By:  Peter E. Weidler
          Title:  President & CEO         Title:  Vice President of
                                                  Marketing